Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Pre-effective Amendment No. 1 to Registration Statement on Form S-3 of Bridge Bancorp, Inc. of our report dated March 14, 2016 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Bridge Bancorp, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

New York, New York

April 18, 2016